                                                                   EXHIBIT 10.13

                                FIRST AMENDMENT
                                      To
                    WHITTAKER CORPORATION CREDIT AGREEMENT

                          Dated as of April 21, 1995

     This FIRST AMENDMENT (this "Amendment") is among WHITTAKER CORPORATION, a Delaware corporation (the "Borrower"), the Financial Institutions party to the Credit Agreement referred to below (the "Lenders"), and NATIONSBANK OF TEXAS, N.A., as agent (the "Agent") for the Lenders thereunder.

                            PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of January 23, 1995 (the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

     (2) In connection with the proposed acquisition (the "HLS Acquisition") by the Borrower of 100% of the capital stock of Hughes LAN Systems, Inc., a California corporation ("HLS"), from Hughes Aircraft Company, a Delaware corporation (the "Seller"), the Borrower has requested that the Agent and the Lenders agree to certain amendments to the terms of the Credit Agreement.

     (3) The Agent and the Lenders are, on the terms and conditions stated below, willing to grant the requests of the Borrower.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective concurrently with and only upon the consummation of the HLS Acquisition and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

          (a) Section 1.01 of the Credit Agreement is hereby amended by adding thereto, in appropriate alphabetical order, the following defined terms:

              "'First Amendment' means the First Amendment dated as of April 21, 1995 among the Borrower, the Lenders and the Agent.

              "'HLS' means Hughes LAN Systems, Inc., a California corporation.

              "'HLS Acquisition' means the acquisition by the Borrower of 100% of the capital stock of HLS.

              "'HLS Acquisition Agreement' means the Stock Purchase Agreement dated as of March 23, 1995 by and between the Seller and the Borrower.

          "'HLS Acquisition Documents' means the HLS Acquisition Agreement, the HLS Subordinated Debt Documents and each other document, instrument and agreement executed and/or delivered in connection with the HLS Acquisition.

          "'HLS Contingent Payments' means (i) "Contingent Payments" as defined in Exhibit 1.3(c) to the HLS Acquisition Agreement, (ii) HLS Mandatory Payments, and (iii) any other amounts payable by the Borrower or any of its Subsidiaries to the Seller or any of its Affiliates based on the revenues or income of HLS; provided, however, that any amounts required to be paid as a result of adjustments, pursuant to Section 1.6 of the HLS Acquisition Agreement, to the purchase price payable in connection with the HLS Acquisition shall not constitute HLS Contingent Payments.

          "'HLS Mandatory Payments' means mandatory payments under Section 2.2 of Exhibit 1.3(c) to the HLS Acquisiiton Agreement.

          "'HLS Subordinated Debt' means the 7% convertible Subordinated Debt in the original principal amount of $15,000,000 incurred by the Borrower in connection with the HLS Acquisition.

          "'HLS Subordinated Debt Documents' means (i) the HLS Subordinated Note, and (ii) any other instruments and agreements evidencing and governing the HLS Subordinated Debt.

          "'HLS Subordinated Note' means the 7% Convertible Subordinated Note due May 1, 2005 in the original principal amount of $15,000,000 and any note or notes issued in exchange therefor or replacement thereof so long as each such note is in substantially the form of Exhibit 1.3(b) to the HLS Acquisition Agreement.

          "'HLS Transaction Documents' means the HLS Acquisition Documents and the First Amendment.

          "'Seller' means Hughes Aircraft Company, a Delaware corporation.

          "'Specified Bermite Land proceeds' means the cash proceeds from the sale, transfer, lease (other than the existing lease with the City of Santa Clarita and any other lease with a term, including all extension options, of two years or less) or other disposition of all or any portion of the Bermite Land (including any sale or other disposition of any Securities of or any other equity interest in any Affiliate of the Borrower with any ownership interest in the Bermite Land) to any Person other than the Borrower or a wholly owned Subsidiary of the Borrower, net of (a) all reasonable costs incurred and payable within twelve months of, and as a result of, the applicable transaction by the Borrower or any of its Subsidiaries to a Person that is not its Affiliate, (b) the amount (as estimated by the Borrower in good faith) of income, franchise, transfer or other taxes payable by the Borrower in cash within 12 months as a result of such transaction (after giving effect to all deductions, credits and other items which reduce tax liability and, at the time of determination, are available or reasonably anticipated to be available), and (c) amounts payable to Northholme Partners or its successors in connection with the applicable transaction pursuant to the terms of the Bermite

          Development Agreement, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of the applicable cash proceeds, paid or payable to a Person that is not its Affiliate and are properly attributable to the transaction."

          (b) The definition of "Fixed Charge Coverage Ratio" contained in
     Section 1.01 of the Credit Agreement is herby amended and restated in its entirety to read as follows:

              "'Fixed Charge Coverage Ratio' means, subject to Section 6.01(o), for any period, the quotient obtained by dividing (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the sum of (i) Consolidated Capital Expenditures of the Borrower and its Subsidiaries in such period and (ii) the amount of any HLS Contingent Payments accrued in such period by (b) the sum of Consolidated Interest Expense for such period plus scheduled payments of the principal amount of (i) the Term Advances required to be made during such period in accordance with the provisions of Section 2.03(a) (as such scheduled payments may be reduced by any prepayments of the Term Advances) and (ii) any other funded debt or other indebtedness for borrowed money (including Capitalized Leases) of the Borrower and its Subsidiaries (determined in accordance with GAAP but excluding any Revolving Advances and L/C Advances) required to be made during such period."

          (c) Section 1.01 of the Credit Agreement is hereby amended by adding, immediately prior to the period at the end of the definition of the term "Debt", a proviso to read as follows:

          "; provided, however, that HLS Contingent Payments shall not constitute 'Debt' hereunder".

          (d) Section 2.05(b) of the Credit Agreement is hereby amended by adding thereto a new subsection (iii) to read as follows:

              "(iii) Mandatory Prepayment: Specified Bermite Land Proceeds. On the first Business Day after any Specified Bermite Land Proceeds are received by the Borrower or any of its Subsidiaries, the Borrower shall pay to each Lender (in accordance with the provisions of Section 2.09(a)) such Lender's Pro Rata Share of an amount equal to such Specified Bermite Land Proceeds, to be applied to the prepayment of each scheduled principal installment of the Term Advances (ratably in accordance with the respective principal amounts of each such installment), until the Term Advances are repaid in full."

          (e) Section 6.01 of the Credit Agreement is hereby amended by adding thereto a new subsection (h) to read as follows:

          "(h) Delivery of HLS Transaction Documents. The Borrower shall deliver to the Agent as soon as reasonably practicable after the closing of the HLS Acquisition, and in any event within 30 days of such closing, copies of the HLS Acquisition Agreement, the HLS Subordinated Debt Documents and each other HLS Acquisition Document reasonably requested by the Agent or the Required Lenders, each certified as of the date delivered as being true, correct and complete."

     (f) Section 6.02(f)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(v) from and after the date which is twelve months after the closing date of the HLS Acquisition, Operating Investments (in addition to Investments otherwise expressly permitted hereunder) so long as no Default has occurred and is continuing or would occur as a result of the consummation thereof and so long as:

              (A) the amount of each such Investment (or series of related Investments) does not exceed 10% of the total assets of the Borrower and its Subsidiaries (determined on a Consolidated basis in accordance with GAAP at the time of such Investment); and

              (B) the cumulative amount of all Operating Investments made during any period of twelve consecutive months, whether or not outstanding or recovered, does not exceed $10,000,000;".

     (g) Section 6.02(f) of the Credit Agreement is hereby further amended by
(i) deleting the word "and" which immediately follows the semi-colon at the end of subsection (viii) of such Section, (ii) replacing the period at the end of subsection (ix) of such Section with "; and", and (iii) adding to such Section a new subsection (x) to read as follows:

          "(x) the HLS Acquisition, but only if (i) such acquisition is consummated (A) on substantially the terms disclosed in writing to the Lenders by the Borrower prior to execution of the First Amendment, and
     (B) in accordance with the terms and conditions of the HLS Acquisition Agreement (without any material modification from the form delivered to the Lenders prior to their execution of the First Amendment) without any material modification or amendment thereof or waiver thereunder which has not been approved by the Required Lenders, and (ii) the purchase price payable in connection with such acquisition does not exceed $17,500,000 plus the amount of any positive adjustment of such amount pursuant to
     Section 1.6 of the HLS Acquisition Agreement, plus amounts payable in respect of the HLS Subordinated Note (as if effect on the closing date of the HLS Acquisition) and HLS Contingent Payments."

     (h) Section 6.02 of the Credit Agreement is hereby further amended by adding thereto a new subsection (o) to read as follows:

          "(o) HLS Contingent Payments, Etc. Make or permit to be made any payment in respect of any HLS Contingent Payment if, at the time of such payment, the Fixed Charge Coverage Ratio (determined as set forth below in the case of any HLS Mandatory Payment) for the period of the four most recently ended fiscal quarters of the Borrower is less than 1.50 to 1.0, or prepay prior to the scheduled maturity thereof in any manner any HLS Contingent Payments, or amend, modify or change in any manner Section 2.6 of Exhibit 1.3(c) to the HLS Acquisition Agreement or any other term or provision of the HLS Acquisition Documents if such amendment, modification or change would increase the amount of, or accelerate the date for payment of, any HLS Contingent Payment. For purposes of determining the amount of any HLS Mandatory Payment which may be made at any time (and only for such purposes), the term "Fixed Charge

     Coverage Ratio" means, the quotient obtained by dividing (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the sum of (i) Consolidated Capital Expenditures of the Borrower and its Subsidiaries in such period, and (ii) the amount of any HLS Contingent Payments accrued in such period, and (iii) without duplication of any amount included under the foregoing clause (ii), the amount of any HLS Mandatory Payments made in such period and any HLS Mandatory Payments proposed to be made in the next subsequent fiscal quarter, plus the amount of any cash proceeds received by the Borrower or any of its Subsidiaries in such period (and, without duplication, in the next subsequent fiscal quarter) in connection with any sale of any capital stock or assets of HLS which constitutes a "Trigger Event" as defined in Exhibit 1.3(c) to the HLS Acquisition Agreement (net of all taxes and expenses incurred by the Borrower in connection with such sale, in each case as determined by the Borrower in good faith) by (b) the sum of Consolidated Interest Expense for such period plus scheduled payments of the principal amount of (i) the Term Advances required to be made during such period in accordance with the provisions of Section 2.03(a) (as such scheduled payments may be reduced by any prepayments of the Term Advances) and (ii) any other funded debt or other indebtedness for borrowed money (including Capitalized Leases) of the Borrower and its Subsidiaries (determined in accordance with GAAP but excluding any Revolving Advances and L/C Advances) required to be made during such period. Prior to make any HLS Mandatory Payment, the Borrower shall deliver to the Agent an Officers' Certificate of the Borrower setting forth the amount of such HLS Mandatory Payment and the calculation of the Fixed Charge Coverage Ratio (as set forth in this Section 6.02(o)) for the period of the four most recently ended fiscal quarters of the Borrower after giving effect to such HLS Mandatory Payment."

     (i) Section 6.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Leverage Ratio. Maintain at all times during the period of twelve consecutive months immediately following the closing date of the HLS Acquisition a ratio of Consolidated Total Debt to Consolidated Total Capitalization of not greater than 0.55 to 1.0 and maintain at all other times a ratio of Consolidated Total Debt to Consolidated Total Capitalization of not greater than 0.50 to 1.0."

     (j) Section 6.04(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(d) Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as determined as of the last day of each fiscal quarter, of not less than the sum of (i) 50% of cumulative Consolidated Net Income for all fiscal quarters commencing with and including the fiscal quarter ending July 31, 1995 (but excluding Consolidated Net Income for any fiscal quarter for which Consolidated Net Income is a negative number),
     (ii) 75% of the amount of HLS Subordinated Debt, if any, converted to any equity interest in the Borrower or any of its Subsidiaries, and
     (iii) $50,000,000."

     (k) Article IX of the Credit Agreement is hereby amended by adding thereto a new Section 9.19 to read as follows:

          "SECTION 9.19. Notices Under HLS Acquisition Agreement. If, at any time, the Borrower shall fail to maintain for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter a Fixed Charge Coverage Ratio equal to or greater than 1.50 to 1.0, then, at the request of the Agent, the Borrower shall, and the Agent is hereby authorized to, give written notice to the Seller pursuant to the terms of the HLS Acquisition Agreement that a 'Fixed Charge Deficiency' has occurred and is continuing; provided that, if the Agent gives any such notice, the Agent shall deliver a copy thereof to the Borrower concurrently with the delivery of such notice to the Seller (it being understood and agreed that the failure by the Agent to so deliver such a copy to the Borrower shall not affect the effectiveness of any such notice and shall not result in any liability on the part of the Agent). The Borrower agrees that, unless the Agent has made a request therefor pursuant to this
     Section 9.19, the Borrower will not deliver any notice under the HLS Acquisition Agreement of the occurrence of a 'Fixed Charge Deficiency' without the prior written consent of the Agent."

     SECTION 2. Consent to HLS Subordinated Debt. Upon the effectiveness of this Amendment, the Agent and the Lenders hereby approve the HLS Subordinated Note (without any material modification from the form delivered to the Lenders prior to their execution hereof) for the purposes of the definition of "Subordinated Debt" contained in Section 1.01 of the Credit Agreement.

     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective when:

          (a) the Agent has executed this Amendment and has received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

          (b) the Agent has received counterparts of the Consent appended hereto executed by each of the Guarantors and Grantors listed therein (such Guarantors and Grantors, together with the Borrower, collectively the "Loan Parties");

          (c) the Borrower shall have paid to the Agent on or prior to the date of execution by the Borrower of this Amendment, in accordance with Section 2.09(a) of the Credit Agreement, for the account of the Lenders, an amendment fee in an amount equal to 0.25% of the sum of the outstanding Term Advances, the outstanding Revolving Advances, the outstanding Letter of Credit Obligations and the Unused Revolving Commitments of the Lenders;

          (d) the Borrower shall have taken such steps, and shall have executed and/or delivered such certificates, instruments and other documents, if any, as the Agent may reasonably require to ensure that the certificates representing 100% of the capital stock of HLS shall be pledged to the Agent pursuant to the Security Agreement simultaneously with the closing of the HLS Acquisition and shall be delivered to the Agent substantially concurrently therewith; and

          (e) the Agent has received a certificate, dated as of the date of closing of the HLS Acquisition (the "HLS Acquisition Closing Date") and in form and substance satisfactory to the

     Agent, of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or its Vice President and its Secretary or any Assistant Secretary, certifying as to (A) the due incorporation and good standing of the Borrower and each other Loan Party, as a corporation organized under the laws of the state of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (B) the truth, both immediately prior to consummation of the HLS Acquisition and after giving effect thereto, of the representations and warranties contained in this Amendment and in each of the Loan Documents as though made on and as of the date thereof (other than any such representations or warranties that, by their terms, specifically refer to a date other than the HLS Acquisition Closing Date), (C) the absence, both immediately prior to consummation of the HLS Acquisition and after giving effect thereto, of any event occurring and continuing that constitutes a Default, and (D) the names and true signatures of the officers of the Borrower or such other Loan Party authorized to sign this Amendment or the consent hereto, as applicable.

     SECTION 4. Representations and Warranties. The Borrower represents and
                ------------------------------
warrants as follows:

          (a)  Authority; Enforceability. The Borrower and each of its
               -------------------------
     Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each HLS Transaction Document executed or to be executed by it, and (ii) to file the HLS Transaction Documents filed by it, or to be filed by it, with each appropriate Governmental Authority. The execution, delivery and performance (or filing, as the case may be) by the Borrower and each of its Subsidiaries of each HLS Transaction Document to which it is or is to be a party and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of such Person and no other corporate proceedings on the part of such Person are necessary to consummate such transactions. Each HLS Transaction Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by the Borrower and/or such Subsidiary, as the case may be, and constitutes each such Person's legal, valid and binding obligation, enforceable against such Person in accordance with its terms, and is in full force and effect.

          (b)  No Conflict. The execution, delivery and performance by the
               -----------
     Borrower and each of its Subsidiaries of each HLS Transaction Document to which it is party and the consummation of the transactions contemplated thereby do not and will not (i) constitute a tortious interference with any Contractual Obligation of the Borrower or any of its Subsidiaries to any Person, or (ii) conflict with or violate such Person's certificate or articles of incorporation or bylaws, or other organizational documents, as the case may be, or (iii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or material Contractual Obligation of the Borrower or any of its Subsidiaries, or require termination of any material Contractual Obligation of any such Person, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than Liens in favor of the Agent arising pursuant to the Loan Documents or Liens permitted pursuant to Section 6.02(a)) of the Credit Agreement, or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for corporate authorizations described in Section 3(a) which have been obtained and are in full force and effect on the HLS Acquisition Closing Date.

           (c) Governmental Consents. The execution, delivery and performance by
               ---------------------
     the Borrower and each of its Subsidiaries of each HLS Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except for filings (i) required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (all of which have been made), (ii) with the Securities and Exchange Commission under the Securities Exchange Act, and (iii) to perfect the Liens created by the Collateral Documents which, in the case of the foregoing clauses (ii) and
     (iii), have been, or will in due course prior to the time required, be made. Any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 applicable to the consummation of the transactions contemplated by the HLS Transaction Documents has, or as of the HLS Acquisition Closing Date shall have, expired.

     Section 5. Reference to and Effect on the Loan Documents. (a) Upon and
                ---------------------------------------------
after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations under and as defined therein, in each case as amended hereby.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand
                -------------------------
to the Agent, all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6. In addition, the Borrower shall pay any and all stamp and other taxes (excluding, in the case
                                                          ---------
of each Lender, net income taxes that are imposed by the United States and franchise taxes and income taxes that are imposed on such Lender by the state or foreign jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or therein, and franchise taxes based on income and income taxes that are imposed on such Lender by any jurisdiction or any political subdivision thereof or therein in which is located such Lender's Applicable Lending Office or principal office), and fees, payable or determined to be payable in connection with the execution, delivery and filing of this Amendment and the other instruments and documents, if any, to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 7.  Execution in Counterparts.  This Amendment may be executed in
                 -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment or the Consent hereto by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

     SECTION 8.  Governing Law.  This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York.

                           [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       WHITTAKER CORPORATION,
                                       a Delaware corporation

                                       By: /s/ JOHN K. OTTO
                                           --------------------------------
                                           John K. Otto
                                           Treasurer



                                       NATIONSBANK OF TEXAS, N.A.,
                                       as Agent

                                       By: /s/ ANDREA P. COLLIAS
                                           --------------------------------
                                           Andrea P. Collias
                                           Vice President

                                       Lenders:
                                       -------

                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ ANDREA P. COLLIAS
                                           -----------------------------
                                           Andrea P. Collias
                                           Vice President

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By: /s/ LORI KANNEGIETER
                                           -----------------------------
                                           Title: Vice President


                                       THE BANK OF CALIFORNIA, N.A.


                                       By: /s/ J. DEREK WATSON
                                           -----------------------------
                                           Title: Corporate Banking Officer


                                       CITY NATIONAL BANK


                                       By: /s/ ERICH BOLLINGER
                                           -----------------------------
                                           Title: Vice President


                                       KREDIETBANK N.V.


                                       By: /s/ DIANE GRIMMIG
                                           -----------------------------
                                           Title: Vice President


                                       By: /s/ ROBERT SNAUFFER
                                           -----------------------------
                                           Title: Vice President


                                       SANWA BANK CALIFORNIA


                                       By: /s/ JOE ARCO
                                           -----------------------------
                                           Title: Vice President


                                       UNION BANK


                                       By: /s/ ROBERT C. PETERSEN
                                           -----------------------------
                                           Title:

                                    CONSENT

                          Dated as of April 21, 1995

    The undersigned, as Guarantors under the "Guaranty" and as Grantors under the "Security Agreement" (as such terms are defined in and under the Credit Agreement referred to in the foregoing First Amendment), each hereby consents and agrees to the said First Amendment and hereby confirms and agrees that (i) the Guaranty and Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said First Amendment, each reference in the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the said First Amendment and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations as defined therein.

                   BLUE BELL LEASE, INC., a California corporation, METROPOLITAN FINANCIAL SERVICES CORPORATION, a Colorado corporation, PARK CHEMICAL COMPANY, a Michigan corporation, WHITTAKER CONTROLS, INC., a California corporation, WHITTAKER CORP., a Maine corporation, WHITTAKER ORDNANCE, INC., a Delaware corporation, WHITTAKER PORTA BELLA DEVELOPMENT, INC., a California corporation, WHITTAKER SERVICES CORPORATION, a California corporation, WHITTAKER TECHNICAL PRODUCTS, INC., a Colorado corporation, and WHITTAKER DEVELOPMENT CO., a Delaware corporation



                   By:  /s/ JOHN K. OTTO
                       -------------------------------------
                       John K. Otto
                       Treasurer of each of the foregoing Loan Parties

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